Exhibit 99.4

NBI-F Dear Depositors and Friends of Needham Bank: We are pleased to announce that the boards of directors of Needham Bank, NB Financial, Inc., NB Bancorp, Inc., and NB Financial, MHC and depositors of Needham Bank have approved a plan of conversion under which NB Financial, MHC will convert from a mutual holding company to a stock holding company form of organization. Upon completion of the conversion, Needham Bank will become a wholly-owned subsidiary of our new public holding company, NB Bancorp, Inc. Converting to a stock holding company will better position us to remain an independent community bank by increasing our capital to enhance our financial strength. Upon completion of the conversion: • Existing deposit accounts and loans will remain exactly the same; and • Deposit accounts will continue to be federally insured up to the maximum legal limits As a qualifying depositor of Needham Bank on March 31, 2022, or June 9, 2023, you have the right to subscribe for shares of NB Bancorp, Inc. common stock before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision. If you wish to subscribe for shares, please complete the enclosed stock order form. Your stock order form, together with payment for the shares, must be physically received (not postmarked) by NB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on ___day, [Expiration Date]. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at any of our other offices. If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays. Sincerely, Joseph Campanelli Chairman, President and Chief Executive Officer The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or the Depositors Insurance Fund. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

NBI-C Dear Potential Investor: We are pleased to provide you with the enclosed material regarding the stock offering by NB Bancorp, Inc., the proposed holding company for Needham Bank. This information packet includes the following: Prospectus This document provides detailed information about Needham Bank and the proposed offering by NB Bancorp, Inc. Please read it carefully before making an investment decision. Stock Order Form If you wish to subscribe for shares, please complete the enclosed stock order form. Your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by NB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on ___day, [Expiration Date]. Stock order forms may be delivered by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices. We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays. Sincerely, Joseph Campanelli Chairman, President and Chief Executive Officer The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or the Depositors Insurance Fund. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

NBI-BD Dear Prospective Investor: At the request of Needham Bank and its proposed holding company, NB Bancorp, Inc., we have enclosed materials regarding the offering of common stock in connection with the conversion of NB Financial, MHC from a mutual holding company to a stock holding company form of organization. The enclosed materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of NB Bancorp, Inc. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Piper Sandler representative. If you decide to subscribe for shares, your properly completed stock order form, together with payment for the shares, must be physically received (not postmarked) by NB Bancorp, Inc. no later than _:00 p.m., Eastern Time, on ___day, [Expiration Date]. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material. Piper Sandler & Co. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or the Depositors Insurance Fund. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Stock Offering Questions and Answers To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration date, in accordance with Rule 15c2- 8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or the Depositors Insurance Fund. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus. Q. Will dividends be paid on the stock? A. Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. Q. Will my stock be covered by deposit insurance? A. No. Q. Where will the stock be traded? A. Upon completion of the stock offering, shares of our common stock are expected to trade on the Nasdaq Capital Market under the symbol “NBBK.” Q. Can I change my mind after I place an order to subscribe for stock? A. No. After receipt, your order may not be modified or withdrawn. Q. If I purchase shares of common stock during the offering, when will I receive my stock? A. Physical stock certificates will not be issued. Our transfer agent, Continental Stock Transfer & Trust Company, will send you a stock ownership statement, via the Direct Registration System (DRS) as soon as practicable after the completion of the offering. Trading is expected to commence on the day of the closing of the stock offering or the day following closing of the stock offering. Although the shares of NB Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm. Q. What is direct registration and DRS? A. Direct registration is the ownership of stock registered in your own name on the books of NB Bancorp, Inc. without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (referred to as “book entry”) on the books of NB Bancorp, Inc. The DRS (Direct Registration System) is a system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Q. What if I have additional questions? A. The prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (___) ___-____, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays. NBI-QA

Q. Can I subscribe for shares using funds in my IRA at Needham Bank? A. No. Federal regulations do not permit the purchase of common stock in your existing IRA or other qualified retirement plan at Needham Bank. To use these funds to subscribe for common stock, you need to transfer the funds to a “self-directed” IRA or other trust account at another unaffiliated financial institution that permits investment in equity securities within such account. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you do not need to transfer your IRA account. Please call our Stock Information Center if you require additional information. Q. Can I subscribe for shares in the subscription offering and add someone else who is not on my account to my stock registration? A. No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights. Q. Can I subscribe for shares in the subscription offering in my name alone if I have a joint account? A. No. With the exception of certain orders placed through an IRA, Keogh, 401(k) or similar plan, a name can be deleted only in the event of the death of a named eligible depositor. Q. I have custodial accounts at Needham Bank with my minor children. May I use these accounts to purchase stock in the subscription offering? A. Yes. However, the stock must be registered in the custodian’s name for the benefit of the minor child under the Uniform Transfers to Minors Act. A custodial account does not entitle the custodian to purchase stock in his or her own name. If the child has reached the age of majority, the child must subscribe for the shares in his or her own name. Q. I have a business or trust account at Needham Bank. May I use these accounts to purchase stock in the subscription offering? A. Yes. However, the stock must be purchased in the name of the business or trust. A business or trust account does not entitle the owner of or signatory for the business or the trustee of the trust to purchase stock in his or her own name. Q. Will payments for common stock earn interest until the stock offering closes? A. Yes. Any payment made by check or money order will earn interest at 0.05% per annum from the date the order is processed to the completion or termination of the stock offering. Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering. would result in shares being allocated among subscribers according to the preferences and priorities set forth in the plan of conversion described in the prospectus. If the offering is oversubscribed in the subscription offering, no orders received in any community offering will be filled. Q. How many shares of stock are being offered, and at what price? A. NB Bancorp, Inc. is offering a maximum of 34,500,000 shares of common stock at a price of $10.00 per share. Under certain circumstances, NB Bancorp, Inc. may increase the maximum number of shares to up to 39,675,000 shares. Q. How much stock can I purchase? A. The minimum purchase is 25 shares ($250). As more fully described in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is 80,000 shares ($800,000) of common stock. In addition, no person, together with their associates, or group of persons acting in concert, may purchase more than 80,000 shares ($800,000) of common stock in the offering. Q. How do I order stock? A. If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to NB Bancorp, Inc. by the deadline noted on the stock order form. Please call the Stock Information Center if you need assistance completing the stock order form. Stock order forms may be returned by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery (drop box) to the address indicated on the stock order form. We will not accept stock order forms at our other offices. Q. When is the deadline to subscribe for stock? A. A properly completed original stock order form, together with the required full payment, must be physically received by NB Bancorp, Inc. (not postmarked) no later than _:00 p.m., Eastern Time, on ___day, [Expiration Date]. Q. How can I pay for my shares of stock? A. You can pay for the shares of common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Needham Bank. On the stock order form, you may not designate withdrawal from Needham Bank accounts with check-writing privileges; instead, please submit a check. Checks and money orders must be made payable to NB Bancorp, Inc. Withdrawals from a certificate of deposit at Needham Bank to buy shares of common stock may be made without penalty. Q. Can I use my Needham Bank home equity line of credit to pay for shares of common stock? A. No. Needham Bank cannot lend funds to anyone to subscribe for shares. This includes the use of funds available through a Needham Bank home equity or other line of credit. Questions & Answers About the Stock Offering We are pleased to announce that the boards of directors of Needham Bank, NB Financial, Inc., NB Bancorp, Inc., and NB Financial, MHC and depositors of Needham Bank have approved a plan of conversion under which NB Financial, MHC will convert from a mutual holding company to a stock holding company form of organization. Converting to a stock holding company will better position us to remain an independent community bank by increasing our capital to enhance our financial strength. This brochure provides some summary information about the offering and how to purchase shares, and is qualified in its entirety by the prospectus delivered with it. Investing in common stock involves certain risks. For a discussion of these risks and other factors that may affect your investment decision, investors are urged to read the accompanying prospectus before making an investment decision. Q. Who can purchase stock in the subscription offering? A. The common stock is being offered in a subscription offering in the following order of priority: 1) Eligible Account Holders: Depositors of Needham Bank with aggregate balances of at least $50 at the close of business on March 31, 2022. 2) Supplemental Eligible Account Holders: Depositors of Needham Bank with aggregate balances of at least $50 at the close of business on June 9, 2023. 3) Needham Bank’s tax-qualified employee benefit plans. 4) Employees, officers, directors, and corporators of Needham Bank, NB Financial, MHC, or NB Financial, Inc. who are not eligible in the first or second priority. Q. I am not eligible to purchase stock in the subscription offering. May I still place an order to purchase shares? A. If shares remain available following the completion of the subscription offering, common stock may be offered to the general public in a community offering. The community offering may begin concurrently with, or any time after, the commencement of the subscription offering. Natural persons (including trusts of natural persons) residing in the following Massachusetts cities and towns will be given preference in the community offering: In Norfolk County, the following cities and towns: Brookline, Dedham, Dover, Franklin, Medfield, Millis, Needham, Norfolk, Norwood, Walpole, Wellesley, and Westwood. In Middlesex County, the following cities and towns: Arlington, Ashland, Belmont, Cambridge, Everett, Framingham, Holliston, Hopkinton, Malden, Medford, Medway, Natick, Newton, Sherborn, Somerville, Waltham, Watertown, Wayland and Weston. In Worcester County, the following cities and towns: Milford. In Suffolk County, the following cities and towns: Boston and Chelsea. Q. Am I guaranteed to receive shares if I place a community order? A. No. It is possible that orders received will exceed the number of shares being sold. Such an oversubscription